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                                                                    EXHIBIT 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to certain individual employee stock options granted under the Virtual Machine Works, Inc. 1994 Stock Option Plan and assumed by IKOS Systems, Inc. of our report dated October 17, 1995, with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1995 file with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

San Jose, California
May 30, 1996